UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2022

Viad Corp

(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 East 1st Avenue Scottsdale, Arizona		85251-4304
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 207-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.50 Par Value	VVI	New York Stock Exchange
Preferred Stock Purchase Rights	__	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

(§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 23, 2022, Viad Corp. (the “Company”) entered into the First Amendment (the “Amendment”), among the Company, the other loan parties party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent, which amends the Credit Agreement, dated as of July 30, 2021 (the “Credit Agreement”), among the Company, Bank of America, N.A., as administrative agent, and the lenders party thereto from time to time.

The Amendment modifies the Credit Agreement by, among other things, (i) increasing the maximum total leverage ratio levels required following the expiration of the period during which the liquidity covenant applies, (ii) extending the period that the liquidity covenant applies until the date the Company delivers financial statements and a compliance certificate for the quarter ending September 30, 2022, (iii) extending certain restrictions contained in the negative covenants on the Company’s activities during the extended period that the liquidity covenant applies, and (iv) adding a minimum EBITDA test for the period from January 1, 2022 to June 30, 2022.

The foregoing description of the Amendment is qualified in its entirety by reference to the text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. We have included the Amendment as an exhibit to this filing to provide investors and security holders with information regarding its terms and it is not intended to provide any other factual information about Viad Corp or any of its subsidiaries. The representations and warranties in the Amendment were made only for the purposes of the Amendment, as of a specified date, and may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Amendment are not necessarily characterizations of the actual state of facts concerning Viad Corp or any of its subsidiaries at the time they were made or otherwise and should only be read in conjunction with the other information that we make publicly available in reports, statements, and other documents filed with the SEC.

Item 7.01 Regulation FD Disclosure

On March 24, 2022, the Company issued a press release announcing that it has entered into an agreement to acquire Glacier Raft Company, as well the Amendment. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

10.1

First Amendment, among the Company, the other loan parties party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent, which amends the Credit Agreement, dated as of July 30, 2021, among the Company, Bank of America, N.A., as administrative agent, and the lenders party thereto from time to time.

99.1	Press Release dated March 24, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viad Corp
(Registrant)

Date: March 24, 2022	By	/s/ Derek P. Linde
	Name:	Derek P. Linde
	Title:	Chief Operating Officer, General Counsel & Corporate Secretary